Exhibit 23.4

CONSENT OF INDEPENDENT CONSULTING FIRM

We consent to use in this Amendment No. 8 to Registration Statement on Form S-1 of information from our valuation report of indefinite lived intangibles and goodwill which was performed for the year ended December 31, 2019, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Corporate Valuation Advisors

Hartland, Wisconsin

June 11, 2020